Exhibit 99.1

SPAR Group, Inc. Reports Third Quarter 2025 Results

November 14, 2025

Executing Strategy to Create a Structurally Leaner, Profitable Business

CHARLOTTE, N.C., Nov. 14, 2025 (GLOBE NEWSWIRE) -- SPAR Group, Inc. (NASDAQ: SGRP) (“SPAR,” “SPAR Group” or the “Company”), an innovative services company offering comprehensive merchandising, marketing, and distribution solutions to retailers and brands throughout the United States and Canada, today reported financial and operating results for the three and nine months ended September 30, 2025.

William Linnane, President and Chief Executive Officer of SPAR Group, commented, “Although we are very pleased to report topline momentum this quarter, with combined U.S. and Canada net revenues up 28.2% over third quarter last year, we recognize that there is more work ahead to build a structurally leaner and more profitable business. The quarter had a benefit to its growth rate due to the timing of one-off project work. However, overall we do expect the growth of U.S. and Canada net revenue to be higher in second half than in first half of 2025. As we plan for 2026, our strategic imperatives center on driving continued revenue growth—particularly within higher margin merchandising services for retailers and consumer packaged goods clients—reducing senior team leadership costs and management layers, eliminating non-revenue-generating costs, and heightening our focus on cash generation and working capital discipline.”

“Our leadership team is excited and fully aligned around a shared vision of growth and transformation into a leaner, profit-driven organization. While we remain a people-centric business, our new Chief Technology Officer, Josh Jewett, is accelerating the use of technology and AI to transform SPAR’s go-to-market strategy, driving innovation and competitive differentiation across the industry. While growth remains essential, our priority is to build a structurally higher-margin business that delivers strong cash flow and generates long-term shareholder value,” concluded Linnane.

Antonio Calisto Pato, Chief Financial Officer of SPAR Group, commented, “The second half of 2025, which includes third quarter results, represents a reset period for SPAR. While we are pleased with topline performance, the revenue mix weighed on margins due to a higher proportion of retailer remodeling work in total net revenues. Our 2026 business development initiatives are highly focused on adjusting to the new sales mix and addressing its lower margins.”

“We are also advancing efforts to create a leaner cost structure going forward through disciplined management of controllable selling, general, and administrative expenses. The Company is targeting SG&A at approximately $6.5 million per quarter or lower, excluding legal and other one-time items. In addition, we remain focused on driving positive cash flow and sustaining disciplined working capital management. Notably, accounts receivable balances and operating cash usage increased in 2025, driven by both revenue growth and the impact of our program management agreement with a large retail client. Finally, we recently amended and extended our ABL facilities to provide greater flexibility and support to further strengthen the Company’s balance sheet and financial position,” concluded Calisto Pato.

Third Quarter 2025 Highlights

●

Net revenues were $41.4 million. On a comparable basis, net revenues for the U.S. and Canada were up 28.2%[1] versus the prior year quarter. The prior year included non-comparable net revenues related to joint venture divestitures in Mexico, Japan, and India.

●	Consolidated Gross Margin was 18.6% of sales, due to higher remodeling mix shifts, compared to 22.3% of sales in the year ago quarter.

●

The Company incurred approximately $4.0 million of restructuring costs and severance in the third quarter and an additional $1.6 million of unusual or one-time costs primarily related to legal expenses, strategic alternatives and moving expenses related to our new corporate office in Charlotte. In the prior year quarter, strategic alternative costs were approximately $1 million. Excluding these unusual or one-time costs in both periods, third quarter 2025 SG&A were $7.6 million, compared to a similar amount in the prior year. As noted, the business is aggressively working to reduce this towards a sustainable run rate below $6.5 million per quarter.

●

Income tax expense of $1.7 million in the quarter includes a $1.9 million valuation allowance related to U.S. federal and state deferred tax assets, which had a $(0.08) per share impact on the GAAP results for the quarter. This non-cash adjustment has no impact on current or future cash flow, liquidity, or debt covenants.

●

GAAP Net loss attributable to SPAR Group, Inc., including the one-time and restructuring costs, was ($8.8) million, or ($0.37) per diluted share, compared to a loss of ($0.2) million, or ($0.01) per diluted share in the prior year quarter. Non-GAAP adjusted diluted loss per common share attributable to SPAR Group Inc. was ($0.10) compared to adjusted diluted income per common share attributable to SPAR Group Inc of $0.05 in the prior year quarter.

●	Adjusted EBITDA attributable to SPAR Group, Inc. was $90 thousand, or 0.2% of sales, compared to the prior year quarter of $221 thousand, or 0.6% of sales.

●	In early October, the Company amended and expanded revolving credit facilities to $36 million, with an extension until October 2027.

1 Refer to the Geographic Data table in the Segment footnote of the Company’s Form 10-Q for the third quarter of 2025.

First Nine Months 2025 Highlights

●

Net revenues were $114.1 million. On a comparable basis, net revenues for the U.S. and Canada were up 12.6%[1] versus the prior year quarter. The prior year included non-comparable net revenues related to joint venture divestitures in South Africa, Mexico, China, Japan, and India.

●	Consolidated Gross Margin was 21.1% of sales, an increase compared to 20.8% of sales in the prior year period.

●	Restructuring costs and severance of $4.0 million were recognized in the 2025 period compared to zero in the prior year.

●

Income tax expense of $2.0 million in the period includes a $1.9 million valuation allowance related to U.S. federal and state deferred tax assets, which had a $(0.08) per share impact on the GAAP results for the period. This non-cash adjustment has no impact on current or future cash flow, liquidity, or debt covenants.

●

GAAP Net income (loss) attributable to SPAR Group, Inc. was ($8.3) million, or ($0.35) per diluted share, compared to $2.6 million, or $0.11 per diluted share, in the first nine months of fiscal 2025. The 2024 period includes a $4.8 million gain on sale. Non-GAAP adjusted diluted loss per common share attributable to SPAR Group Inc. was ($0.07) compared to adjusted diluted income per common share attributable to SPAR Group Inc was $0.01.

●	Adjusted EBITDA attributable to SPAR Group, Inc. was $2.9 million, or 2.5% of sales, compared to the prior year first nine months of $4.3 million, or 3.3% of sales.

1 Refer to the Geographic Data table in the Segment footnote of the Company’s Form 10-Q for the third quarter of 2025.

Financial Position as of September 30, 2025

The Company’s total liquidity at the end of the quarter was $10.4 million, with $8.2 million in cash and cash equivalents and $2.2 million of unused availability as of September 30, 2025. For the nine months ending September 30, 2025, net cash used by operating activities was $16.0 million. The Company ended the period with net working capital of $8.5 million on September 30, 2025.

About SPAR Group, Inc.

SPAR Group is an innovative services company offering comprehensive merchandising, marketing and distribution solutions to retailers and brands throughout the United States and Canada. We provide the resources and analytics that improve brand experiences and transform retail spaces. We offer a unique combination of scale and flexibility with a passion for client results that separates us from the competition. For more information, please visit the SPAR Group’s website at http://www.sparinc.com.

Cautionary Note Regarding Forward-Looking Statements

This Press Release contains, and the above referenced recorded comments, will contain “forward-looking statements” within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, made by, or respecting, SPAR Group, Inc. (“SGRP”) and its subsidiaries (together with SGRP, “SPAR”, “SPAR Group” or the “Company”), filed in an Annual Report on Form 10- K/A by SGRP with the Securities and Exchange Commission (the “SEC”) for its fiscal year ended December 31, 2024, and SGRP’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports and statements as and when filed with the SEC (including the Quarterly Report, the Annual Report and the Proxy Statement, the Information Statement, the Second Special Meeting Proxy/Information Statement, each a “SEC Report”). “Forward-looking statements” are defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other applicable federal and state securities laws, rules and regulations, as amended (together with the Securities Act and Exchange Act, the “Securities Laws”).

The forward-looking statements made by the Company in this Press Release may include (without limitation) any expectations, guidance or other information respecting the pursuit or achievement of the Company’s corporate strategic objectives. The Company’s forward-looking statements also include, in particular and without limitation, those made in “Business”, “Risk Factors”, “Legal Proceedings”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report. You can identify forward-looking statements in such information by the Company’s use of terms such as “may”, “will”, “expect”, “intend”, “believe”, “estimate”, “anticipate”, “continue”, “plan”, “project” or similar words or variations or negatives of those words.

You should carefully consider (and not place undue reliance on) the Company’s forward-looking statements, risk factors and the other risks, cautions and information made, contained or noted in or incorporated by reference into this Press Release, the Annual Report, the Proxy Statement and the other applicable SEC Reports that could cause the Company’s actual performance or condition (including its assets, business, clients, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation or other achievement, results, risks, trends or condition) to differ materially from the performance or condition planned, intended, anticipated, estimated or otherwise expected by the Company (collectively, “expectations”) and described in the information in the Company’s forward-looking and other statements, whether expressed or implied. Although the Company believes them to be reasonable, those expectations involve known and unknown risks, uncertainties, and other unpredictable factors (many of which are beyond the Company’s control) that could cause those expectations to fail to occur or be realized or such actual performance or condition to be materially and adversely different from the Company’s expectations. In addition, new risks and uncertainties arise from time to time, and it is impossible for the Company to predict these matters or how they may arise or affect the Company. Accordingly, the Company cannot assure you that its expectations will be achieved in whole or in part, that the Company has identified all potential risks, or that the Company can successfully avoid or mitigate such risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in SGRP’s Common Stock.

You should also carefully review the risk factors described in the Annual Report (See Item 1A – Risk Factors) and any other risks, cautions or information made, contained or noted in or incorporated by reference into the Annual Report, the Proxy Statement or other applicable SEC Report. All forward-looking and other statements or information attributable to the Company or persons acting on its behalf are expressly subject to and qualified by all such risk factors and other risks, cautions and information.

The Company does not intend or promise, and the Company expressly disclaims any obligation, to publicly update or revise any forward-looking statements, risk factors or other risks, cautions or information (in whole or in part), whether as a result of new information, risks or uncertainties, future events or recognition or otherwise, except as and to the extent required by applicable law.

Investor Relations Contact:

Sandy Martin or Phillip Kupper Three Part Advisors

214-616-2207

smartin@threepa.com; pkupper@threepa.com

Financial Statements Follow –

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30		Nine Months Ended September 30
	2025	2024	2025	2024
Net revenues	$41,416	$37,788	$114,087	$130,586
Field management	2,048	2,569	7,489	6,681
Direct expenses	31,678	26,777	82,570	96,795
Gross profit	7,690	8,442	24,028	27,110
Selling, general and administrative expense	9,187	8,558	22,994	24,322
Restructuring costs and severance	4,018	-	4,018	-
Loss (gain) on sale of business	-	960	-	(4,786)
Depreciation and amortization	404	454	1,185	1,380
Operating (loss) income	(5,919)	(1,530)	(4,169)	6,194
Interest expense	663	582	1,721	1,647
Other expense, net	463	472	460	184
(Loss) income before income tax (benefit) expense	(7,045)	(2,584)	(6,350)	4,363
Income tax (benefit) expense	1,719	(2,314)	1,953	14
(Loss) income from continuing operations	(8,764)	(270)	(8,303)	4,349
Discontinued Operations
Income from discontinued operations	-	-	-	1,381
Loss on disposal of business	-	-	-	(1,188)
Income tax expense	-	-	-	(1,074)
Net loss from discontinued operations	-	-	-	(881)
Net (loss) income	(8,764)	(270)	(8,303)	3,468
Net loss (income) attributable to non-controlling interest	-	88	-	(914)
Net (loss) income attributable to SPAR Group, Inc.	$(8,764)	$(182)	$(8,303)	$2,554
Basic (loss) earnings per common share attributable to SPAR Group, Inc. from continuing operations	$(0.37)	$(0.01)	$(0.35)	$0.15
Diluted (loss) earnings per common share attributable to SPAR Group, Inc. from continuing operations	$(0.37)	$(0.01)	$(0.35)	$0.15
Basic loss per common share attributable to SPAR Group, Inc. from discontinued operations	$-	$-	$-	$(0.04)
Diluted loss per common share attributable to SPAR Group, Inc. from discontinued operations	$-	$-	$-	$(0.04)
Basic (loss) earnings per common share attributable to SPAR Group,Inc.	$(0.37)	$(0.01)	$(0.35)	$0.11
Diluted (loss) earnings per common share attributable to SPAR Group, Inc.	$(0.37)	$(0.01)	$(0.35)	$0.11
Weighted-average common shares outstanding – basic	23,648	23,435	23,523	23,591
Weighted-average common shares outstanding – diluted	23,696	23,435	23,567	23,768

SPAR Group, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (unaudited)
(In thousands, except share and per share data)

	September 30 2025	December 31, 2024
Assets:
Current assets:
Cash and cash equivalents	$8,206	$18,221
Accounts receivable, net	41,349	24,766
Prepaid expenses and other current assets	2,345	3,009
Total current assets	51,900	45,996
Property and equipment, net	3,269	2,015
Operating lease right-of-use assets	813	630
Goodwill	856	856
Intangible assets, net	742	841
Deferred income taxes	1,898	4,259
Other assets	2,187	1,834
Total assets	$61,665	$56,431
Liabilities and equity
Current liabilities:
Accounts payable	$13,363	$8,767
Accrued expenses and other current liabilities	4,324	3,533
Customer incentives and deposits	1,154	892
Lines of credit and short-term loans	23,783	16,082
Current portion of long-term debt	500	500
Current portion of operating lease liabilities	291	276
Total current liabilities	43,415	30,050
Operating lease liabilities, net of current portion	529	353
Long-term debt	1,132	1,722
Total liabilities	45,076	32,125
Commitments and contingencies Stockholders' equity:
Total stockholders’ equity	16,589	24,306
Total liabilities and stockholders’ equity	$61,665	$56,431

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

(In thousands)

	Nine Months Ended September 30
	2025	2024
Cash flows from operating activities:
Net (loss) income	$(8,303)	$3,468
Adjustments to reconcile net (loss) income to net cash used in operating activities
Depreciation and amortization	1,205	1,380
Amortization of operating lease right-of-use assets	253	415
Provision for expected credit losses	-	133
Deferred income tax expense	1,947	4,577
Gain on sale of businesses	-	(4,786)
Share-based compensation expense Changes in operating assets and liabilities:	138	107
Accounts receivable	(16,368)	(2,276)
Prepaid expenses and other current assets	311	408
Accounts payable	4,590	4,333
Operating lease liabilities	(348)	(415)
Accrued expenses, other current liabilities, due to affiliates and customer incentives and deposits	613	(7,648)
Net cash used in operating activities of continuing operations	(15,962)	(304)
Net cash used in operating activities of discontinued operations	-	(426)
Net cash used in operating activities	(15,962)	(730)

Cash flows from investing activities
Purchases of property and equipment and capitalized software	(1,534)	(898)
Proceeds from the sale of joint ventures, net of cash transferred	-	6,675
Net cash (used in) provided by investing activities of continuing operations	(1,534)	5,777
Net cash provided by investing activities of discontinued operations	-	3,751
Net cash (used in) provided by investing activities	(1,534)	9,528

Cash flows from financing activities
Borrowings under line of credit	111,018	103,184
Repayments under line of credit	(103,354)	(97,782)
Proceeds from the sale of treasury shares	440	-
Proceeds from term debt	-	16
Repurchase of common stock	-	(1,800)
Payments of notes to seller	(636)	(1,843)
Payments to acquire noncontrolling interests	-	(250)
Net cash provided by financing activities of continuing operations	7,468	1,525
Net cash used in financing activities of discontinued operations	-	(1,315)
Net cash provided by financing activities	7,468	210
Effect of foreign exchange rate changes on cash and cash equivalents	13	(75)
Net change in cash and cash equivalents	(10,015)	8,933
Cash and cash equivalents at beginning of period	18,221	10,719
Cash and cash equivalents at end of period	$8,206	$19,652

Reconciliation of GAAP to Non-GAAP Financial Measures

Non-GAAP net income attributable to SPAR Group and related per share amounts represents net income attributable to SPAR Group adjusted for the removal of a one-time positive adjustment. Adjusted EBITDA represents net income before, as applicable from time to time, (i) depreciation and amortization of long-lived assets, (ii) interest expense (iii) income tax expense, (iv) Board of Directors incremental compensation expense, (v) restructuring, (vi) impairment, (vii) nonrecurring legal settlement costs and associated legal expenses unrelated to the Company's core operations, (viii) and special items as determined by management. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted net income attributable to SPAR Group and per share amounts, and Adjusted EBITDA because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of these measures may not be comparable to similarly named measures reported by other companies. The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to these measures for the periods presented:

SPAR Group, Inc.

Net income (Loss) attributable to SPAR Group, Inc. to

Adjusted Net income (Loss) attributable to SPAR Group, Inc. Reconciliation

Diluted earnings per share attributable to SPAR Group, Inc. to

Adjusted Diluted earnings per share attributable to SPAR Group, Inc. Reconciliation

(In thousands)

	Three Months Ended September 30		Nine Months Ended September 30
	2025	2024	2025	2024
Net Income (loss) attributable to SPAR Group Inc.	$(8,764)	$(182)	$(8,303)	$2,554
Adjustments to Consolidated EBITDA (net of taxes)*	4,428	1,393	4,648	(2,225)
Deferred tax valuation allowance	1,900	-	1,900	-
Adjusted Net income (loss) attributable to SPAR Group, Inc.	$(2,436)	$1,211	$(1,755)	$329
Diluted income per common share attributable to SPAR Group, Inc.	$(0.37)	$(0.01)	$(0.35)	$0.11
Adjustments to Consolidated EBITDA per share (net of taxes)	0.27	0.06	0.28	(0.10)
Adjusted Diluted income per common share attributable to SPAR Group, Inc.	$(0.10)	$0.05	$(0.07)	$0.01

* 2025 Q3 Adjustments to Consolidated EBITDA include $4,018K related to restructuring & severance, exceptional BOD payments of $544K, share based compensation of $84K, and $959K of other one-time expenses. 2024 Q3 Adjustments to Consolidated EBITDA includes a $960K loss on sale of businesses and $(149)K for stock based compensation, and $952K of other one time expenses. All of these are tax effected at 21% to compute the after tax value presented here.

SPAR Group, Inc.

Net Income (Loss) to Consolidated Adjusted EBITDA to

Adjusted EBITDA attributable to SPAR Group, Inc. Reconciliation

(In thousands)

	Three Months Ended September 30		Nine Months Ended September 30
	2025	2024	2025	2024
Consolidated net (loss) income from continuing operations	$(8,764)	$(270)	$(8,303)	$4,349
Depreciation and amortization from continuing operations	404	454	1,185	1,380
Interest expense from continuing operations	663	582	1,721	1,647
Income tax (benefit) expense from continuing operations	1,719	(2,314)	1,953	14
Other expense from continuing operations	463	472	460	184
EBITDA of discontinued operations	-	-	-	1,475
Consolidated EBITDA	(5,515)	(1,076)	(2,984)	9,049
Restructuring costs & severance	4,018	-	4,018	256
Exceptional BOD payments	544	-	544	-
Loss (gain) on sale of business	-	960	-	(4,786)
Share based compensation	84	(149)	138	107
Other one time expenses	959	952	1,184	1,607
Consolidated Adjusted EBITDA	90	687	2,900	6,233
Adjusted EBITDA attributable to non-controlling interest	-	(466)	-	(1,909)
Adjusted EBITDA attributable to SPAR Group, Inc.	$90	$221	$2,900	$4,324

Source: SPAR Group, Inc.

Source: SPAR Group, Inc.